UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2022

EVMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

433 N. Camden Drive, Suite 600 Beverly Hills, California	90210
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2022, EVmo, Inc. (the “Company”) entered into an underwriting agreement with EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters named on Schedule I attached thereto (the “Underwriting Agreement”), in connection with the offer and sale by the Company to the underwriters of 27,400,000 shares of the Company’s common stock, par value $0.000001 per share (the “Common Stock”), at a public offering price of $0.50 per share (the “Offering”) less underwriting discounts and commissions. The Company also granted the underwriters a 45-day option to acquire up to an aggregate of 4,110,000 additional shares of Common Stock to cover over-allotments, if any. The Underwriting Agreement contains customary representations, warranties, covenants, conditions to closing, and indemnification obligations of each of the Company and the underwriters.

The Offering closed on January 6, 2022, and the Company received aggregate net proceeds of $12,434,000 after deducting offering expenses payable to the underwriters. The Common Stock was offered and sold under a prospectus filed with the U.S. Securities and Exchange Commission pursuant to a registration statement on Form S-1 (File No. 333-257992), which was declared effective on December 23, 2021.

The Company expects to use the net proceeds from the Offering as follows:

●	$2,303,750 for the redemption of the 230,375 outstanding shares of Series B Preferred Stock issued in July 2021 at a redemption price of $10.00 per share, assuming no notice of conversion of any of the shares of Series B Preferred Stock into Common Stock has been received prior to the completion of the Offering;

●	$6,500,000 for the acquisition of electric vehicles, in conjunction with the Company’s electric vehicles transition strategy;

●	$1,000,000 for the replacement of standard vehicles with internal combustion engines, which will continue on a gradually decreasing basis while the transition to all-electric vehicles is being implemented;

●	$700,000 to be allocated toward the Company’s marketing budget and making enhancements to its proprietary Rideshare Platform.

The Underwriting Agreement is filed as Exhibit 1.1 to this current report on Form 8-K and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On January 3, 2022 and January 6, 2022, the Company issued press releases announcing that it had priced and closed the Offering, respectively. A copy of these press releases are filed as Exhibits 99.1 and 99.2, respectively, to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated January 3, 2022

99.1	Press Release of EVmo, Inc. dated January 3, 2022

99.2	Press Release of EVmo, Inc. dated January 6, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2022	EVMO, INC.

	By:	/s/ Stephen M. Sanchez
	Name:	Stephen M. Sanchez
	Title:	Chief Executive Officer